Exhibit 99.1

THE NEWHALL LAND AND FARMING COMPANY 23823 Valencia Blvd. • Valencia, CA 91355 • (661) 255-4000

Investor Contact:	Erik Higgins	Media Contact:	Marlee Lauffer
	(661) 255-4064		(661) 255-4247

FOR IMMEDIATE RELEASE

NEWHALL LAND DECLARES REGULAR QUARTERLY
DISTRIBUTION

Valencia, California, January 20, 2004 – The Newhall Land and Farming Company (NYSE, PSE/NHL) today declared a regular quarterly cash distribution of 10 cents per partnership unit, payable March 5, 2004, to unitholders of record as of February 6, 2004.  However, if the previously announced merger transaction is closed on or before February 6, 2004, this regular quarterly cash distribution will not be paid.

The Newhall Land and Farming Company has paid uninterrupted quarterly dividends and distributions for 68 years.  This distribution represents the 273rd consecutive payment by the Company.

Newhall Land is a premier community planner in north Los Angeles County.  Its primary activities are planning communities in Valencia, California and on Newhall Ranch, which together form one of the nation’s most valuable landholdings.  They are located on the Company’s 34,000 acres, 30 miles north of downtown Los Angeles.

The Company maintains a web site at http://www.newhall.com.

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